Exhibit 10.60

As of [Date]

[Full Name]

[Title]

7665 Corporate Center Drive

Miami, Florida 33126

Re:[Form of ]Amendment to Employment Agreement

Dear [First Name]:

You are a party to an Employment Agreement dated as of [Date of Employment Agreement] by and among you and [Name of Employing Entity] (the “Employment Agreement”). This letter agreement (this “Agreement”) with [Name of Employing Entity] (the “Company”), effective as of the date hereof, constitutes an amendment of the Employment Agreement. Unless otherwise stated, all capitalized terms used in this Agreement shall be as defined in the Employment Agreement.

1.	Retention Bonus

The Compensation Committee of Norwegian Cruise Line Holdings Ltd., the parent company of [Name of Employing Entity], (“NCLH”) hereby provides you with a long-term incentive award pursuant to NCLH’s Amended and Restated 2013 Performance Incentive Plan (the “Plan”), subject to the conditions of the Plan and as described below. Subject to your continued employment with Company through at least [__________] (the “First Retention Date”), you will be entitled to a payment of $[__________] (the “First Retention Bonus”). Subject to your continued employment with Company through at least [__________](the “Second Retention Date”), you will be entitled to a payment of $[__________] (the “Second Retention Bonus”, and together with the First Retention Bonus, the “Retention Bonuses”). Such Retention Bonuses will be paid during the next regular payroll cycle following the First Retention Date, the Second Retention Date, or any earlier termination date as provided below, as applicable.

Upon a termination of your employment with the Company [by the Company without Cause or by you for Good Reason, or] by the Company due to your death or Disability, you will be immediately entitled to any unpaid portion of the Retention Bonuses. If your employment with the Company is terminated for any other reason on or prior to either the First Retention Date or Second Retention Date, you will not be entitled to any unpaid portions of the Retention Bonuses.

Any acceleration of you entitlement to the Retention Bonuses pursuant to the preceding paragraph due to the termination of your employment with the Company by the Company [without Cause or by you for Good Reason, or by the Company] due to your Disability shall be subject to the condition that you sign a general release agreement in substantially the form of Exhibit A attached to the Employment Agreement (with such amendments that may be necessary to ensure the release is enforceable to the fullest extent permissible under then applicable law) within twenty-one days following the termination of your employment with the Company and you not revoking such release.

2.	Effect on the Employment Agreement

Except as modified pursuant to this Agreement, the Employment Agreement shall remain in full force and effect. On and after the date hereof, each reference in the Employment Agreement to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall mean and be a reference to the Employment Agreement as amended hereby. To the extent that a provision of this Agreement conflicts with or differs from a provision of the Employment Agreement, such provision of this Agreement shall prevail and govern for all purposes and in all respects.

To the extent possible, this Agreement is to be construed and interpreted in accordance with, and to avoid any tax, penalty, or interest under, Section 409A and Section 457A of the Code.

3.	Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

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Sincerely,

[Name of Employing Entity]

By:

Lynn White

Executive Vice President, Chief Talent Officer

AGREED AND ACCEPTED:

[Full Name]